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                                                                    EXHIBIT 99.2

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of October 26, 2000 by and between QUICKSHIP, INC., a Delaware corporation ("Employer"), and THOMAS E. BRANDTONIES, an individual resident of Kansas ("Employee").

                                    RECITALS:

         WHEREAS, Employer considers the availability of Employee's services to be important to the management and conduct of Employer's business and desires to secure the continued availability of Employee's services; and

         WHEREAS, Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Employment. During the Term (as defined in Section 2), Employee shall be employed as President of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision of Employer's Board of Directors (the "Board"). Employee shall perform such duties and shall have such powers, authority and responsibilities as are customary for one holding the position of President of a business similar to Employer and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by the Board, including without limitation the Chairman of the Board.

         2. Term of Employment. This Agreement shall commence on the date hereof and continue for a period of two (2) years (the "Term"), unless earlier terminated pursuant to Section 7. If Employee's employment by Employer continues beyond the Term, such continued employment shall be at-will and no provisions or conditions of this Agreement shall govern such extended period of employment, except as specifically noted herein.

         3. Compensation.

         (a) For all services rendered by Employee to Employer under this Agreement and for the covenants set forth in Section 5, Employer shall pay to Employee, during the Term, a base annual salary ("Base Salary") of not less than $200,000, payable in arrears and in accordance with the customary payroll practices of Employer. During the Term, Employee's base salary shall be reviewed in accordance with Employer's standard policies and procedures.

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         (b) At the discretion of the Board, Employee may be eligible to receive a discretionary incentive bonus for a particular fiscal period based on the performance of Employee and Employer during such period, including without limitation Employer's profitability and industry performance, and/or any other factors the Board deems appropriate. It is expected that the factors to be considered by the Board will be determined prior to any particular fiscal period and communicated to Employee. In no event will a bonus be payable to Employee unless he is then employed by Employer

         (c) All amounts payable hereunder shall be subject to such deductions and withholdings as shall be required by law.

         (d) Employee shall be entitled to holidays, sick leave and other time off and to participate in those life, health or other insurance plans and other employee pension and welfare benefit programs, plans, practices and benefits generally made available from time to time to all employees of Employer, if any; provided that nothing herein shall obligate Employer to continue any of such benefits for Employee if discontinued for other employees. Without limiting the generality of the foregoing, Employee shall be entitled to fifteen (15) paid vacation days per year during the Term, such vacation days to be taken at such time as Employee and Employer shall mutually agree.

         4. Reimbursement of Expenses. Employer shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in performing his obligations under this Agreement, subject to such reasonable documentation and substantiation as Employer shall require.

         5. Covenants. Employee agrees and acknowledges that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, competitive advantage and goodwill of Employer. Employee acknowledges that the products and services to be sold and rendered by Employer are unique in character and are of particular significance to Employer and that Employer is in a competitive business. In consideration of Employee's employment by Employer and the compensation received by Employee from Employer from time to time, Employee hereby agrees as follows:

                  (a) The parties acknowledge that Employer's success is attributable largely to the ownership, use and development of certain valuable Proprietary Data (as defined below), and that Employee's employment will involve access to such information. Employee agrees that (i) he shall keep and maintain Proprietary Data in strictest confidence, (ii) he shall not, either directly or indirectly, use any Proprietary Data for his own benefit, or divulge, disclose or communicate any Proprietary Data in any manner whatsoever to any person or entity other than to employees or agents of Employer having a need to know such Proprietary Data and (iii) all Proprietary Data shall be the sole property of Employer. Employee hereby assigns to Employer

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any rights he may have or acquire in such Proprietary Data. Upon termination of employment with Employer for any reason, Employee will return to Employer all Proprietary Data in any medium (written, video, audio, computer tapes or disks or otherwise) and all other documents, data, materials or property of Employer (including any copies thereof) in his possession. The term "Proprietary Data" means any and all proprietary information related to the business of Employer, or to any of its products, services, sales or operations, that is not generally known to the public, including all patents, trademarks (whether or not registered), copyrights and other rights in connection therewith, specifically including, without limitation: computer systems; software programs and codes; management information systems; inventions; improvements; business plans, financial and accounting data; strategies; surveys; customer and supplier contracts and agreements; trade secrets; technical data and know-how, information concerning Employer's costs and prices; marketing techniques; methods and manner of operations; information relating to the identity, needs and location of all past, present and prospective customers and suppliers; and information with respect to the internal affairs of Employer. The parties stipulate that, as between them, the above-described matters are important and confidential and gravely affect the successful conduct of the business of Employer and its affiliates and that any breach of the terms of this Section 5(a) shall be a material breach of this Agreement.

                  (b) Employee covenants that for a period commencing on the date hereof and ending two years following the termination of his employment with Employer for any reason whatsoever (the "Restricted Period"), Employee shall not, directly or indirectly, on his own behalf or on behalf of any other entity, call upon any of the customers or suppliers of Employer (or potential customers or suppliers whose business Employee solicited on behalf of Employer or about whose needs Employee gained information during his employment with Employer) for the purpose of soliciting or providing any service similar to that provided by Employer or to influence any such customers or suppliers to terminate or otherwise adversely alter their relationship with Employer or any of its present or future subsidiaries, parents or affiliates, nor will Employee in any way, directly or indirectly, for himself or on behalf of any other entity solicit, divert or take away, or attempt to solicit, divert or take away any of the customers, clients, business or patrons of Employer (or potential customers or clients whose business Employee solicited on behalf of Employer or about whose needs Employee gained information during his employment with Employer). Employee further covenants that during the Restricted Period he shall not, directly or indirectly, induce or encourage or solicit any person to terminate their employment with or compete against Employer or any of its present or future subsidiaries, parents or affiliates.

                  (c) During the Restricted Period (regardless of the reason for the termination of Employee's employment with Employer), Employee shall be prohibited from, in any manner, directly or indirectly on behalf of himself or any other person or entity, whether as an owner, manager, member, officer, director, stockholder, partner, consultant, contractor, employee, agent

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or otherwise, engaging in the business of manufacturing, distributing, selling or otherwise dealing in retail postage service systems or related products or engaging in retail postage service outsourcing within any state in the United States of America other than North Dakota, South Dakota, Alaska and Hawaii; provided, however, that this Section 5(c) shall not be deemed to prevent Employee from working for any area or division within any company to the extent that such area or division is not directly or indirectly involved in, or responsible for, the manufacturing, distributing, selling or otherwise dealing in retail postage service systems or related products or engaging in retail postage service outsourcing. The ownership by Employee of not more than one percent (1%) of shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or The Nasdaq National Market System shall not be deemed, in and of itself, to violate this
Section 5(c).

                  (d) Employee acknowledges that the covenants contained in
Section 5 of this Agreement are: (i) reasonably necessary for the protection of Employer and its affiliates and their respective businesses, customer contacts, goodwill and other legitimate proprietary interests; (ii) reasonably limited with respect to the activities prohibited, the duration thereof, the scope thereof and the effect thereof on Employee and the general public; and (iii) a valuable part of the consideration for Employee's employment and compensation hereunder. Employee further acknowledges that violation of the covenants would immeasurably and irreparably damage Employer, and Employee agrees that, for violation or threatened violation of any of the provisions of this Agreement, Employer shall, in addition to any other rights and remedies available to it at law or otherwise, be entitled, without any bond or other security being required, to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Employee from committing any violation or threatened violation of this Agreement. Employee expressly consents to the issuance of such injunction. Furthermore, Employer shall, in addition to any other rights or remedies available to it, at law or otherwise, be entitled to reimbursement of court costs, attorneys' fees and other expenses incurred as a result of a breach of, or incurred to enforce, this Agreement. If, in any judicial proceedings, a court shall refuse to enforce any of the other separate covenants set forth in this Section 5, then such unenforceable covenant shall be amended to relate to such lesser period or geographical area as shall be enforceable or, if deemed appropriate by such court, deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. In the event Employer should bring any legal action or other proceeding against Employee for enforcement of Section 5(c), the two-year Restricted Period shall be tolled for the period of time commencing with the filing of legal action or other proceeding to enforce Section 5(c) through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding during which Employee is in violation of Section 5(c).

         6. Disability. If, by reason of any "disability" during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board upon 30 days prior written notice

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(the "Disability Notice") to be effective at any time after the period of six continuous months of disability and while such disability continues. If, prior to the effective time of the Disability Notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then the Disability Notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the effective time of the Disability Notice with the same force and effect as if that date had been the end of the Term originally provided for hereunder. Prior to the effective time of the Disability Notice, Employee shall continue to earn all compensation to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a). A "disability" of Employee shall be deemed to exist at all times that Employee is considered by the insurance company that has issued any policy of disability insurance owned by Employer or for which premiums are paid by Employer (the "Employer Policy") to be totally disabled under the terms of such policy. In the event there is no Employer Policy, "disability" shall mean the inability, by reason of physical or mental incapacity, impairment or infirmity, of Employee to perform, upon request, the regular duties of Employee required herein and the determination of the existence or nonexistence of disability shall be made by a medical doctor who is licensed to practice medicine in the States of North Carolina or Kansas mutually acceptable to the Board and to Employee (or, if Employee is incapacitated, his spouse).

         7. Termination.

                  (a) If Employee shall die during the Term, this Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

                  (b) Employer may terminate Employee's employment under this Agreement at any time with or without Just Cause. Any termination without Just Cause shall be effective only on sixty (60) days prior written notice to Employee. Any termination with Just Cause shall be effective immediately or at such other time set by the Board. "Just Cause" shall mean Employee's: (i) material breach of this Agreement and his continued failure to cure such breach to the reasonable satisfaction of the Board within five (5) days following written notice of such breach to Employee from any member of the Board, including without limitation the failure to obey directives of the Board; (ii) conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude (e.g., dishonesty, theft, unethical behavior, racial prejudice, drugs, alcohol or sexual misconduct); (iii) willful commission of an act of fraud, breach of trust or dishonesty, including, without limitation, embezzlement, that results in material damage or harm to the business, financial condition or assets of Employer; (iv) intentional damage or destruction of substantial property of Employer; (v) intoxication with

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alcohol or drugs while on the premises of Employer or of any customer or potential customer of Employer; (vi) engaging in illegal business practices;
(vii) excessive absence from his employment. "Just Cause" shall be determined by the Board in its reasonable discretion and the particulars of any determination shall be provided to Employee in writing.

                  (c) Employee may voluntarily terminate his employment with Employer only on sixty (60) days prior written notice to Employer.

                  (d) Upon any termination pursuant to this Section 7 (other than for Just Cause), Employee shall be entitled to receive a lump sum equal to any compensation due but not yet paid through the effective date of termination; provided, that if this Agreement and Employee's employment hereunder is terminated by (i) Employer other than for Just Cause or because of Employee's disability or (ii) Employee for "Good Reason" (as defined below), Employee shall be entitled to continue to receive, as severance, his regular Base Salary for the remainder of the Term, payable at such times as such Base Salary would have been paid had this Agreement not been terminated. Employer acknowledges that any severance payable under this Section 7(d) would be a benefit to Employee and not in settlement of any damages to Employee. In recognition thereof, Employer hereby waives any and all rights of offset or mitigation it may have or claim by operation of law, by implied contract or otherwise, in the event Employee earns or receives any wages or other income during any period in which the Employee receives severance from Employer. For purposes hereof, "Good Reason" shall mean a material breach of this Agreement by Employer that is not cured within 5 days after Employer's receipt of written notice thereof.

                  (e) Except as otherwise provided in this Section 7, upon termination of this Agreement for any reason, Employee shall not be entitled to any form of severance benefits, including benefits otherwise payable under any of Employer's regular severance plans or policies, or any other payment whatsoever. Employee agrees that, subject to the terms and conditions hereof, the payments and benefits provided hereunder shall be in full satisfaction of any rights which he might otherwise have or claim by operation of law, by implied contract or otherwise, except for rights which he may have under any employee benefit plan of Employer.

         8. Best Efforts of Employee. Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents perform all the duties that may be required of him pursuant to the express and implicit terms hereof. Such duties shall be rendered at such place as Employer designates, and Employee acknowledges that he may be required to travel as shall reasonably be required to promote the business of Employer. Employee shall devote substantially all his working time, attention, knowledge and skills to the business and interest of Employer, and Employer shall be entitled to all the benefits, profits and other issue arising from or incident to all work, service and advice of Employee. Without limiting the generality of the foregoing, Employee expressly acknowledges and agrees that: (i)

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Employer shall own all right, title and interest in and to all discoveries, improvements, software programs or codes, inventions, formulae, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by, Employee, either alone or jointly with others, during the term of his employment with Employer (collectively, "Inventions"); (ii) Employee will promptly disclose to Employer, or any persons designated by it, all Inventions; and (iii) during the Term and without the consent of the Board, Employee shall not be interested, directly or indirectly, in any manner as partner, manager, officer, director, stockholder, member, adviser, consultant, employee or in any other capacity in any other business; provided, that this clause (iii) shall not be deemed to prevent or limit the right of Employee to (A) beneficially own less than one percent (1%) of the stock of a corporation traded on a national securities exchange or The Nasdaq National Market and (B) engage in volunteer activities on behalf of any charitable organization; in each case to the extent that any such passive investment or volunteer activity does not interfere with or conflict with the performance of services to be rendered hereunder.

         9. Cooperation of Employee. During the Term and after the termination of this Agreement and Employee's employment with Employer for any reason whatsoever, Employee shall cooperate fully and at reasonable times with Employer in all litigation and regulatory proceedings with respect to which Employer seeks Employee's assistance. Without limiting the generality of the foregoing, Employee shall be available to testify at such litigation and other proceedings and will cooperate with counsel to Employer in preparing materials and offering advice in such litigation and other proceedings.

         10. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of law principles thereof. Any action, suit or other proceeding initiated by Employer or Employee against the other under or in connection with this Agreement shall be brought in any federal or state court located in the State of North Carolina having jurisdiction and venue over the subject matter thereof. Employer and Employee hereby submit themselves to the jurisdiction of any such court.

                  (b) This Agreement constitutes the entire Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Employer or any of its affiliates relating to the terms of Employee's employment by Employer, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended, except by an agreement in writing signed by both parties.

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                  (c) This Agreement may be executed in two or more
counterparts, each of which shall be deemed and original and all of which, taken together, shall constitute one and the same instrument.

                  (d) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

                           To Employer:

                           QuickShip, Inc.
                           c/o Blue Rhino Corporation
                           104 Cambridge Plaza Drive
                           Winston-Salem, North Carolina 27104
                           Attention: Mark Castaneda

                           To Employee:

                           Thomas E. Brandtonies
                           8344 Melrose Drive
                           Lenexa, Kansas 66214

Notices given in person or by overnight courier service shall be deemed given when delivered in person or the day after delivery to the courier addressed to the address required by this Section 10(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices addressed to him shall be sent.

                   (e) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No waiver of a breach of any provision of this Agreement shall operate or be construed to be a waiver of any other provision or of a subsequent or prior breach of this Agreement.

                  (f) This Agreement may not be assigned by either party without the written consent of the other, except that Employer may assign this Agreement to any affiliate of

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Employer without the consent of Employee. This Agreement shall be binding on any successors or assigns of either party hereto.

                  (g) Each of the parties hereto expressly acknowledges and agrees that it has had the opportunity to consult with the independent counsel of its choosing in connection with the terms and conditions of this Agreement prior to its execution.

                  (h) For purposes of this Agreement, employment of Employee by any affiliate of Employer shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any affiliate of Employer shall be treated as employment by Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer.

                  (i) The respective rights and obligations of the parties hereunder, including, without limitation, the covenants set forth in Section 5 and Section 9, shall survive any termination of the Term or Employee's employment with Employer to the extent necessary to preserve such rights and obligations for their stated durations.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          QUICKSHIP, INC.

                                          By:/s/ Billy D. Prim
                                                 Name:  Billy D. Prim
                                                 Title: Chief Executive Officer


                                          EMPLOYEE:

                                          /s/ Thomas E. Brandtonies
                                          Thomas E. Brandtonies